UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2007, People’s United Financial, Inc. (the “Company”) announced the hiring of Jeffrey Hoyt as Senior Vice President and Controller of the Company. In that capacity, Mr. Hoyt will serve as the Company’s principal accounting officer. Mr. Hoyt, who is 37 years old, most recently served as Vice President Finance and Treasurer for Ethan Allen Interiors Inc. He joined that company as director of corporate accounting and financial reporting in August 2002, becoming a vice president in May 2003 and treasurer in April 2005.

As a result of Mr. Hoyt’s appointment, Christina M. Bliven will relinquish her duties as Acting Controller of the Company, a position she had assumed in March of this year.

A copy of a press release announcing Mr. Hoyt’s appointment is being filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)	The following Exhibit is filed herewith.

Exhibit No.	Description
99.1	Press Release – Appointment of Controller

[signature appears on following page]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: November 13, 2007	By:	/s/ Eric J. Appellof
(Signature)
	Name:	Eric J. Appellof
	Title:	Vice President and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Press Release – Appointment of Controller	99.1-1

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